UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

TRUNITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12555 Orange Drive

Davie, Florida 33330

(Address of principal executive offices, including zip code)

(866) 723-4114

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Trunity Holdings,” “Trunity,” the “Company, “us,” “our,” or “we” are to Trunity Holdings, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

This filing is to inform the shareholders, creditors and all other interested parties of changes which have occurred for True Nature Holdings, Inc., formerly known as Trunity Holdings, Inc. (the “Company” or “PUBCO”), a Delaware “C” corporation and its wholly owned operating subsidiary, Trunity, Inc. (the “Subsidiary”, or “OP SUB”), a Delaware “C” corporation. During the last month, management, with approval of its Board of Directors, and a vote of 90% of its shares available to vote, has completed a full restructuring of the Company. This includes a number of facets, as noted in the summary below:

ACQUISITION OF NEW COMPOUNDING PHARMACY BUSINESS

We have acquired 100% of the membership interests of Newco4pharmacy, LLC, a development stage business aimed at creating a nationwide network of compounding pharmacies. The consideration paid was the issuance of a newly created Series X Preferred stock which was exchanged on December 31, 2015 for 10,000,000 shares of our common stock, post split. This represents 85% of the shares outstanding as of December 31, 2015. The Company has changed its name to True Nature Holdings, Inc. to reflect this new mission;

SPIN OUT OF LEGACY BUSINESS

A new Florida “C” corporation has been formed, named Trunity, Inc. (the “SPIN OUT”), a private company, which now owns all of the stock of the operating Subsidiary, all of the assets related to the educational software and systems businesses. The shares of this entity are owned by the shareholders of the PUBCO as of the record date of December 18, 2015. This entity also owns 253,691 shares of the PUBCO, which have been issued in order to allow the SPIN OUT to use in debt conversions, and to capitalize the business so that it may increase its potential of success going forward;

DEBT CONVERSION

An effort to convert the debts of the Company, both at the public holding company level, and at the Subsidiary, was completed. Those debt holders who agreed to convert their debt at $.03 per share, pre-split, as of December 18, 2015, the record date, received shares in the SPIN OUT entity, along with all other legacy shareholders of the PUBCO as of December 18, 2015. There was total debt of over $4.1 million when the effort was begun, and over $2.6 million was converted for both the holding company and at the operating subsidiary level. A summary of the debt converted at the holding company level is below. Debt conversions for the operating subsidiary, now spun out, is continuing.

Debenture Holder	Total Converted	Conversion Amount into shares
Series A Debentures	$205,865	6,862,167
Series B Debentures	$199,596	6,653,200
Series C Debentures	$273,760	9,125,333
Series D Debentures	$869,867	28,568,867
Series E Debentures	$180,810	6,027,000
Series F Debentures	$469,048	15,634,933
Promissory Notes	$62,407	2,080,233
TOTAL	$2,248,552	74,951,733

In order to further assist the SPIN OUT in its efforts going forward, the PUBCO has issued to the SPIN OUT shares in the PUBCO in a number equal to that which would have been issued had all debts of the Subsidiary been converted into equity under the proposed debt conversion. This issuance of 253,691 shares will be held in a special reserve to a) satisfy other conversion of debt, or b) any other general use as approved by the Board of Directors of the SPIN OUT. It has also set aside 1,437,341 shares of SPIN OUT common stock for satisfaction of debts transferred in the spin out, a number equal to that which it would have issued had all debts be converted.

RECAPITALIZATION OF PUBCO

Upon final approval from FINRA, the capital structure of the public company will be modified as follows a) the reverse split in a ratio of 101:1, such that one hundred and one shares immediately before the split, is now one share, with any fractional shares rounded up to the nearest whole number of shares, b) the conversion of the Series X Preferred stock issued to the members of Newco4pharmacy, LLC into 10,000,000 shares of common stock, a number equal to 85% of the shares outstanding after the recapitalization of the Company, c) the increase in the authorized shares of common stock to 500,000,000, and d) the authorization of 100,000,000 share of preferred stock.

As a result of these actions and subject to final approval from FINRA, as of December 31, 2015 there would be 11,765,000 shares of common stock outstanding and no outstanding shares of preferred stock. Within the ownership of the common stock, 15% was owned by a combination of legacy shareholders and those who converted their debt into stock, including 253,691 shares issued to the SPIN OUT in reserve for future debt conversions, and to assist in capitalizing the SPIN OUT. Upon effectiveness of these changes the Company will be issued a new CUSIP which is 89786C 106.

STRUCTURE OF THE SPIN OUT ENTITY

As of December 31, 2015 there are 10,000,000 shares of common stock issued and outstanding for the newly formed spin out, Trunity, Inc., a privately held, Florida “C” corporation, and 100,000,000 authorized. There are 10,000,000 shares of preferred stock authorized, and none outstanding at this time. Of the 10,000,000, a total of 1,437,341 are being held in reserve for future conversions of debts assumed in the spin out, or for other uses as authorized by the Board of Directors of the SPIN OUT. The remaining shares are issued to 100% of the shareholders of the PUBCO as of the record date, December 18, 2015. It’s revenues are currently around $400,000 per year, and it intends to continue its mission to expand the user base for its educational software and systems business worldwide. Its CEO is Joakim Lindblom, and its offices are located at Davie, Florida. Its web site is www.trunity.com and its phone is 866-723-4114.

CONCLUSION OF THE RESTRUCTURING

As of December 31, 2015, the Company has closed its restructuring, and is now moving forward with its plans to acquire series of businesses, generally in the compounding pharmacy area, and build a nationwide marketing and sales operation to expand the sales of the businesses it acquires. It’s Chairman and CEO is Stephen Keaveney, and its offices are located at 1355 Peachtree Street, Suite 1150, Atlanta, Georgia 30309. Its web site is http://truenaturepharma.com, and its phone is 404-254-6980.

As of this date True Nature Holdings, Inc., and Trunity, Inc. are operating as separate companies and they have no further relationship.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As of December 31, 2015, the Company has transferred all assets relating to its educational software and services business to a newly formed Florida “C” corporation named Trunity, Inc., including its wholly owned subsidiary that previously held the educational business and assets. The shareholders of the Company as of December 18, 2015 are now, pro-rata, the shareholders of the new, privately held, entity. There are now 10,000,000 shares outstanding in the private entity. In order to reduce costs, and until the Shareholders decide otherwise, there is a single member of the newly formed Board, Mr. Joakim Lindblom, who was the founder of the educational software business. He will also be the sole officer until such time as a new business plan is implemented. Mr. Lindblom has stated that he intends to call for an annual meeting of all shareholder not later than March 15, 2016 to address the Board composition and any other matters of interest to the Shareholders of Trunity, Inc., the Florida corporation. Initial Articles of Incorporation and Bylaws for the new entity can be found in Exhibits 3.1(ii) and 3.1(iii) to this document. The information set forth in Item 1.01 above is hereby incorporated by reference.

Item 2.05, Costs Associated with Exit or Disposal Activities;

The Company expects to incur costs of up to $750,000 related to the discontinuation of this business activity. This is a preliminary estimate only, and includes anticipated and realized legal and accounting activities, consulting fees and other costs.

We believe the spin out action triggered a suit from a disputed creditor, and unless resolved, we will consider the cost of this legal action a cost related to the spin out. On December 24, 2015 the Company received notice that a suit has been filed by the National Center for Science in the Environment, Inc. (NCSE, or “the Plaintiff”), with whom the Company has had a relationship for inception 2009 as both a vendor and client, for collections in the amount of $170,000. The Company disputes the claim and expects to respond with counterclaims. While the dispute involves a relationship related to the education business that has been spun out to a newly formed, private company, Trunity, Inc., a Florida corporation, the suit was filed against the Company, who will be responsible for the outcome. The Company has been fully indemnified by Trunity, Inc., the spin out, and that company will ultimately be responsible for any costs involved, not otherwise paid by the Plaintiff.

Item 3.02 Unregistered Sales of Equity Securities.

In conjunction with a previously announced restructuring of the Company, and to improve its balance sheet and financial condition, the Company offered debt holders an opportunity to convert their debt into common stock of the Company at a valuation of $.03 per share. This offer closed on December 18, 2015 with $2,667,590 of total debt converted into stock. As a result 88,919,667 shares, pre-split, of the common stock of the Company were issued. These shares will be effected by the reverse split of 101 to 1, creating, as of December 31, 2015, 880,393 shares of stock in the Company. The offer and sale of the shares of the common stock issued in connection with the debt conversion were made in reliance on an exemption from registration under the Securities Act, pursuant to Section 4(2) thereof.

Item 5.01 Changes in Control of Registrant.

On December 9, 2015, the Company entered into a Securities Exchange Agreement (the “Agreement”) with Newco4Pharmacy, LLC, a Georgia limited liability company (“N4P”). Pursuant to the terms of the Agreement, the Company acquired 100% of the membership interests of N4P in exchange for newly authorized preferred stock, which will be issued to the N4P members and be convertible into a number of shares of common stock of the Company equal to approximately 90% of the shares outstanding (the “Acquisition”). Per the Agreement, the Company has acquired all of the assets, goodwill and the business plan of N4P, including a letter of intent for a planned acquisition.

The Company, and the former shareholders of N4P, with the approval of the Board of Directors, have agreed to modify the terms to provide that N4P members shall convert its Preferred X stock into 10,000,000 shares of common stock, and that number shall be equal to 85% of the shares outstanding, with the balance of 15% to be allocated to the shareholders of record on December 18, 2015 including those debt holders who have agreed to convert their debt into stock, as well as shares allocated to the spin out. No conversion of the Preferred X shall occur until the completion of the spin out and the conversion of debt and related share issuance. This increases the amount and percentage of shares to legacy shareholders, and debt holders who agreed to convert, from 10%, to 15%. As of December 31, 2015, and in conjunction with the other actions detailed in this filing, the Series X Preferred stock has been converted into common stock of the Company.

As a result of the conversion, and other actions detailed in this filing, a change of control of the Company occurred, with N4P acquiring shares that resulted in control of the Company by N4P members. As of December 10, 2015 and after giving effect to the Transaction, and the modifications described herein, Newco4Pharmacy former members now has 85% of the outstanding voting rights of the Company, and the legacy shareholders have 15%.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The shareholders of Trunity Holdings, Inc. (the “Company”) voted to approve the proposed Amended and Restated Certificate of Formation (the “Restated Certificate”) at the Company’s annual meeting of shareholders held December 9, 2015. The Restated Certificate is filed as Exhibit 3.1(i) to this report. The Restated Certificate was filed with the Delaware Secretary of State on December 31, 2015 and is only subject to final approval from FINRA to be effective. the following changes will be effective.

The Company’s corporation name was changed to True Nature Holdings, Inc.

Upon approval from FINRA the Company’s authorized capital stock will increase and will be reclassified to effect a 1 for 101 share reverse stock split. The Company’s authorized capital is will be 600,000,000 shares, divided into 500,000,000 shares of Common Stock, par value $.0001 and 100,000,000 shares of Preferred Stock, par value $.0001. Each 101 shares of the Company’s common stock, par value $.001 outstanding prior to December 31, 2015 will be converted into 1 share of the Company’s Common Stock, par value $.0001. The Company’s trading symbol on the OTC-BB is TNTY and the new CUSIP upon approval from FINRA will be 89786C 106.

Item 5.07 Submission of Matters to a Vote of Security holders

Trunity Holdings, Inc. (the “Company”) held a vote of the majority of the shareholders on December 19, 2015 whereby 90% of the voting shareholders, including those holders of the Series X Preferred stock, voted to approve the restructuring plan, including a) a change in the name of the Company to True Nature Holdings, Inc., b) the spin-off of its legacy educational software and services business to its shareholders, c) the creation of a newly formed Florida “C” corporation to hold the spin out assets and operations, d) to effect a reverse stock split of 101 to one, such that each 101 shares of the Company’s common stock was converted into 1 share of the Company’s common stock, to change the authorized number of shares of common stock to 500,000,000, e) to change the authorized number of shares of preferred stock to 100,000,000.

These actions were announced as authorized by the Board of Directors on December 15, 2015 by filing of a Form 8K. This action was approved on December 15, 2015 by our Board of Directors. In addition, the holders of a majority of our issued and outstanding voting securities, including holders of our Series X Preferred stock who have voting rights for equal to 90% of the shares available to vote, have approved these actions on December 19, 2015 by written consent in lieu of a special meeting of stockholders in accordance with the relevant sections of the Delaware General Corporation Law.

After giving effect to the reclassification and reverse stock split of the common stock outstanding prior to December 31, 2015 and the conversion of Series X Preferred stock into Common Stock, par value $.0001, created by the Restated Certificate, there are now 11,765,000 shares of Common Stock, par value $.0001 issued and outstanding. Up to 500 additional shares of Common Stock, par value $.0001 may be issued in respect of fractional shares in brokerage accounts.

Item 7.01 Regulation FD Disclosure.

On December 17, 2015 the Company issued a press release outlining the actions taken to restructure the Company, generally as described in this filing. On December 21, 2015 it issued a press release further describing its actions.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number                                           Description

3.1(i)	Amended and Restated Certificate of Formation as filed with the Delaware Secretary of State on December 31, 2015 and effective as of December 31, 2015.

3.1(ii)	Initial Articles Of Incorporation For Trunity, Inc., A Florida Corporation.

3.1(iii)	Initial Bylaws For Trunity, Inc., A Florida Corporation.

10.1	Spin-off and Asset Transfer Agreement Effective December 31, 2015.

99.1	Press Release of Trunity Holding, Inc., dated January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUNITY HOLDINGS, INC.

Date: January 6, 2016	By:	/s/ Stephen Keaveney
Stephen Keaveney Chief Executive Officer & Chief Financial Officer